State of California
Secretary of State

I, DEBRA BOWEN, Secretary of State of the State of California, hereby certify:

That the attached transcript of 3 page(s) was prepared by and in this office from the record on file, of which it purports to be a copy, and that it is full, true and correct.

IN WITNESS WHEREOF, I execute this certificate and affix the Great Seal of the State of California this day of

JAN 2 4 2008

DEBRA BOWEN
Secretary of State

A0662391

FILED

in the office of the Secretary of State
of the State of California

JUN 1 4 2007

2070674

AMENDED AND RESTATED ARTICLES OF INCORPORATION OF HUMAN BIOSYSTEMS, A CALIFORNIA CORPORATION

The undersigned, Harry Masuda and Paul Okimoto, hereby certify that:

1. They are the duly elected and acting Chief Executive Officer and Secretary respectively of Human BioSystems, a California corporation (the "Corporation");

2. The Articles of Incorporation of this Corporation are amended and restated to read in full as follows:

ARTICLE I

The name of the Corporation is Human BioSystems.

ARTICLE II

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

ARTICLE III

This Corporation is authorized to issue two classes of shares to be designated respectively common stock ("Common Stock") and preferred stock ("Preferred Stock"). The total number of shares of capital stock which the Corporation shall have authority to issue is three hundred ten million (310,000,000) shares, of which three hundred million (300,000,000) shares shall be Common Stock, and ten million (10,000,000) shares shall be Preferred Stock. The Board of Directors of the Corporation is hereby authorized to provide for the issue of all or any of the shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter, for each such series, such powers, designations, preferences and relative participating, optional or other rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series and as may be permitted by the General Corporation Law of California.

ARTICLE IV

(A) The liability of the directors of this Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

(B) This Corporation is authorized to indemnify agents of this Corporation, including without limitation, directors and officers, whether by bylaw, agreement or otherwise, to the fullest extent permissible under California Law, and in excess of that expressly permitted by Section 317 of the California General Corporation Law.

3. The foregoing amendment and restatement has been approved by the Board of Directors of this Corporation.

4. The foregoing amendment and restatement was approved by the holders of the requisite number of shares of this Corporation in accordance with Sections 902 and 903 of the California General Corporation Law. The total number of outstanding shares of each class entitled to vote with respect to the foregoing amendment was 96,169,163 shares of Common Stock. The number of shares voting in favor of the foregoing amendment equaled or exceeded the vote required, such required vote being a majority of the outstanding shares of Common Stock.

IN WITNESS WHEREOF, the undersigned have executed this certificate on May 11, 2007.

Harry Masuda,
Chief Executive Officer

Paul Okimoto, Secretary

Each of the undersigned certifies under penalty of perjury that he has read the foregoing Amended and Restated Articles of Incorporation and knows the contents thereof, and that the statements therein are true.

Executed at Palo Alto, California May 11, 2007.

Harry Masuda

Paul Okimoto

3. The foregoing amendment and restatement has been approved by the Board of Directors of this Corporation.

4. The foregoing amendment and restatement was approved by the holders of the requisite number of shares of this Corporation in accordance with Sections 902 and 903 of the California General Corporation Law. The total number of outstanding shares of each class entitled to vote with respect to the foregoing amendment was 96,169,163 shares of Common Stock. The number of shares voting in favor of the foregoing amendment equaled or exceeded the vote required, such required vote being a majority of the outstanding shares of Common Stock.

IN WITNESS WHEREOF, the undersigned have executed this certificate on May 11, 2007.

______________________	*Paul Okimoto* (signature)
Harry Masuda, Chief Executive Officer	Paul Okimoto, Secretary

Each of the undersigned certifies under penalty of perjury that he has read the foregoing Amended and Restated Articles of Incorporation and knows the contents thereof, and that the statements therein are true.

Executed at Palo Alto, California May 11, 2007.

______________________	*Paul Okimoto* (signature)
Harry Masuda	Paul Okimoto